Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-212095 and 333-256337) and Form S-8 (Nos. 333-264813, 333-255922, 333-238079, 333-230614, 333-223922, 333-220149, 333-216703, 333-210379 and 333-207434) of Aclaris Therapeutics, Inc. of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
February 23, 2023